SUBSIDIARIES OF REGISTRANT
                             CAPITAL RE CORPORATION


Capital Reinsurance Company, a Maryland domiciled insurance company;

Capital Credit Reinsurance Company Ltd., a Bermuda domiciled insurance company;

Capital Mortgage Reinsurance Company, a New York domiciled insurance company;

Capital Title Reinsurance Company, a New York domiciled insurance company;

KRE Reinsurance Ltd., a Bermuda domiciled insurance company

Capital Re Management Corporation, a New York reinsurance intermediary

Capital Re LLC, a Turks and Caicos limited life company;

Capital Re (UK) Holdings

CRC Capital, Ltd., a corporation established under the Laws of England

RGB Holdings, Ltd., a corporation established under the Laws of England

RGB Underwriting Services, Ltd., a corporation established under the Laws of England

RGB Underwriting Agencies, Ltd., a corporation established under the Laws of England

C.I. de Rougemont Group Ltd., a corporation established under the Laws of England

C.I. de Rougemont & Co. Ltd., a corporation established under the Laws of England

ACE Capital Re Managers Ltd., a Bermuda domiciled managing general agency

ACE Capital Re Ltd., a Bermuda domiciled insurance company

Lenders Residential Asset Company LLC, a Delaware Limited Liability Company

Capital Risk Assurance Company, a Maryland domiciled insurance company

Capital Re Financial Products, a New York business corporation